AGREEMENT OF MERGER

                                           OF

                    HILB, ROGAL AND HAMILTON COMPANY OF TALLAHASSEE

                                          INTO

                               HUNT INSURANCE GROUP, INC.



           THIS MERGER AGREEMENT ("Agreement"), to be effective as of 12:01

      a.m., on October 1, 1998, or at such other time as may be agreed upon by the parties hereto, is made and entered into by and among HILB, ROGAL AND

      HAMILTON COMPANY, a Virginia corporation ("Parent"), for itself and as agent for its wholly-owned subsidiary to be formed pursuant to this

      Agreement, HILB, ROGAL AND HAMILTON COMPANY OF TALLAHASSEE, a Florida

      corporation ("HRH Merger Subsidiary"), and  HUNT INSURANCE GROUP, INC., a

      Florida corporation  ("Merging Entity"), and the five shareholders of

      Merging Entity, JOHN E. HUNT, JR. ("Mr. J. Hunt"),  SCOTT P. HUNT ("Mr.

      S. Hunt"), RICHARD T. HUNT ("Mr. R. Hunt"), DAVID J. JILK ("Mr. Jilk"),

      and P. DANIEL CONDON ("Mr. Condon"), (with Messrs. J. Hunt, S. Hunt, R.

      Hunt, Jilk and Condon hereinafter sometimes collectively referred to as

      "Shareholders" or any one of the foregoing hereinafter sometimes referred to as "Shareholders"), with reference to the following facts:

           A.   Shareholders are the owners and holders of all of the issued and outstanding shares of the authorized capital stock (referred to below as the "Common Stock") of Merging Entity which is engaged in the business of owning and operating a general insurance agency.




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           B.   Parent is engaged in the business of owning and operating

      insurance agencies and will form HRH Merger Subsidiary for the purposes contemplated herein.

           C.   Shareholders, Parent and Merging Entity have reached an

      understanding with respect to the merger of HRH Merger Subsidiary into

      Merging Entity ("Merger") for which Shareholders shall receive that amount of Parent's common stock as the consideration stated herein.

           D.   The parties hereto intend that this Agreement be characterized as a reverse, triangular statutory merger pursuant to Sections

      368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986

      ("Code") and further be accounted for as a "purchase" in accordance with

      Accounting Principles Board Opinion Number 16 and other applicable guidelines.

           In consideration of the foregoing facts and of the respective representations, warranties, covenants, conditions and agreements set forth below, the parties hereto, intending to be legally bound hereby,

      agree as follows:

           1.     PLAN OF MERGER.

           1.1  Effective Date.  Subject to fulfillment of the conditions precedent in Sections 6 and 7 of this Agreement, Merging Entity and HRH

      Merger Subsidiary (collectively, "Constituents") will cause Articles of

      Merger to be signed, verified and delivered on or before October 1, 1998

      (or at such later time as may be agreed upon by the parties), to the

      Secretary of State of Florida and to be effective as of 12:01 a.m. on

      October 1, 1998 (or at such later time as may be agreed upon by the parties) ("Effective Date"), as provided by the laws of the State of
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      Florida.  On the Effective Date, the separate existence of each entity of

      Constituents shall cease and HRH Merger Subsidiary shall be merged with and into Merging Entity, which shall then become the Surviving

      Corporation.

           1.2  Corporate Structure of Surviving Corporation.

                (a)  On the Effective Date, by virtue of the completion of the

      Merger, and thereafter until amended as provided by law, the name of

      Surviving Corporation and the articles of incorporation of Surviving

      Corporation shall be the name and articles of incorporation of Merging

      Entity in effect immediately prior to the completion of the Merger.

                (b)  On the Effective Date, by virtue of the completion of the

      Merger, the bylaws of Merging Entity in effect on the Effective Date shall be the bylaws for Surviving Corporation.

                (c)  On the Effective Date, by virtue of the completion of the

      Merger, the names and addresses of the directors for Surviving

      Corporation shall be:

                               Andrew L. Rogal
                               4235 Innslake Drive, P.O. Box 1220
                               Glen Allen, Virginia  23060-1220

                               Timothy J. Korman
                               4235 Innslake Drive, P.O. Box 1220
                               Glen Allen, Virginia  23060-1220

                               Walter L. Smith
                               4235 Innslake Drive, P.O. Box 1220
                               Glen Allen, Virginia 23060-1220

                (d)  On the Effective Date, by virtue of completion of the

      Merger, the officers of Surviving Corporation shall be:

                               John E. Hunt, Jr.             President and
      Chairman

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                               Scott P. Hunt                 Executive Vice
      President
                               Richard T. Hunt               Vice President
                               P. Daniel Condon              Vice President
                               Andrew L. Rogal               Vice President
                               Timothy J. Korman             Vice President
                               Carolyn Jones                 Vice President
                               David J. Jilk                 Treasurer,
      Assistant Secretary
                               Walter L. Smith               Secretary

           1.3


                Effect of Merger.

                (a)  On the Effective Date, the assets and liabilities of HRH

      Merger Subsidiary shall be taken on the books of Merging Entity at the amount at which they shall at that time be carried on the books of HRH

      Merger Subsidiary, subject to such adjustments to the books of Merging

      Entity, if any, as may be necessary to conform to the accounting procedures of Parent.  The books of the Constituents, as so adjusted,

      shall become the books of Surviving Corporation.

                (b)  On the Effective Date and thereafter, Surviving

      Corporation shall possess all the rights, privileges, immunities, powers,

      franchises and authority, both public and private, of each Constituent.

      All property of every description, including every interest therein and all obligations of or belonging to or due to each of Constituents shall thereafter be taken and deemed to be transferred to and vested in

      Surviving Corporation, without further act or deed, although HRH Merger

      Subsidiary and Merging Entity from time to time, as and when required by

      Surviving Corporation, shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments and shall take, or cause to be taken, such further action as Surviving Corporation may deem necessary or desirable to confirm the transfer to and vesting in

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      Surviving Corporation of title to and possession of all such rights,

      privileges, immunities, franchises and authority.  All rights of creditors of each of Constituents shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the

      Effective Date, and Surviving Corporation shall thenceforth be liable for all the obligations of each of Constituents.

           1.4


                Conversion of Shares of Common Stock.

                (a)  All of the outstanding capital stock of Merging Entity comprises the Common Stock, which is owned, collectively, by

      Shareholders.  Each of Shareholders owns, free and clear of any liens,

      encumbrances, restrictions or adverse claims whatsoever except as set forth in Schedule 2.4, the number of shares of Merging Entity set forth below opposite his name and each Shareholder shall receive therefor for each share of Common Stock the number of shares of no par value common stock of Parent as described herein:




                Shareholder              Number of Shares  Percentage




                John E. Hunt, Jr.              3,635         67.628%

                Scott P. Hunt                    735         13.674%

                Richard T. Hunt                  735         13.674%

                David J. Jilk                    135          2.512%

                P. Daniel Condon                 135          2.512%

      In exchange for all of the shares of Common Stock, Shareholders shall collectively receive up to $4,725,000 worth of shares of common stock of

      Parent (_HRH Stock_), subject to adjustment as provided in Section 14 and to all the terms and conditions contained herein.  This Agreement shall
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      not be consummated under any circumstances unless 100% of the shares of

      Common Stock are exchanged for shares of HRH Stock.

                (b)  The manner and basis of conversion of shares on the

      Effective Date shall be as follows:

                     (i)  Each share of common stock of HRH Merger Subsidiary

      which is issued and outstanding on the Effective Date, with all rights with respect thereto, shall become one (1) share of common stock, $1 par value, of Surviving Corporation.

                     (ii) Each share of Common Stock which is issued and

      outstanding on the Effective Date, with all rights with respect thereto,

      shall be converted into a value of shares (which number of shares is subject to adjustment and is to be delivered as provided in Section 14)

      of common stock, no par value, of Parent.  No fractional shares of HRH

      Stock will be issued as the number of shares to be issued to any

      Shareholder in accordance with the preceding sentence shall be rounded up or down to the nearest whole number (a fractional share of 0.5 or more will be rounded up; less than 0.5 will be rounded down).  Each shareholder of Common Stock, upon delivery to Parent or its duly authorized agent for cancellation of certificates representing such shares and subject to any other limitations herein, shall thereafter be entitled to receive certificates representing the number of shares of HRH

      Stock to which such Shareholder is entitled.

                (c)  Appropriate adjustment shall be made on the number of shares of HRH Stock to be issued upon conversion if, during the period commencing on September 10, 1998, and ending on the Effective Date,

      Parent:  (i) effects any dividend payable in shares of common stock; (ii)
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      splits or combines the outstanding shares of HRH Stock; (iii) effects any extraordinary distribution on HRH Stock; (iv) effects any reorganization or reclassification of HRH Stock; or (v) fixes a record date for the determination of shareholders entitled to any of the foregoing.

                (d)  Upon delivery of Common Stock to Parent pursuant to

      subsection 1.4(b)(ii), Parent shall receive all of the shares of common stock of Surviving Corporation outstanding pursuant to subsection

      1.4(b)(i).

                (e)  Until its surrender, each certificate comprising Common

      Stock referred to in subsection 1.4(b)(ii) herein shall be deemed for all corporate purposes, other than the payment of dividends, to evidence ownership of the number of full shares of HRH Stock into which such shares of Common Stock shall have been changed by virtue of the merger.

      Unless and until any such outstanding certificates of Common Stock shall be so surrendered, no dividend payable to the holders of record of HRH

      Stock, as of any date subsequent to the Effective Date, shall be paid to the holders of such outstanding certificates, but upon such surrender of any such certificate or certificates there shall be paid to the record holder of the certificate or certificates of HRH Stock into which the shares represented by the surrendered certificate or certificates shall have been so changed the amount of such dividends which theretofore became payable with respect to such shares of Parent.

           1.5


                Closing Date.  The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Cooper,

      Coppins & Monroe, located at Tallahassee, Florida, at 11:00 o'clock a.m.


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      on September 30, 1998, or at such other place and time as shall be mutually agreed upon by the parties to this Agreement ("Closing Date").

           2.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.  Shareholders,

      jointly and severally, represent and warrant to Parent as follows:

           2.1  Organization and Standing of Merging Entity
                                                     .  Merging Entity is

      a corporation duly organized, validly existing and in good standing under the laws of the State of Florida ("Home State") and has full power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease.  Except as set forth in Schedule 2.1 to this Agreement,

      Merging Entity is not qualified to do business in any state or other jurisdiction other than Home State.  Except as set forth in Schedule 2.1,

      the nature of the business conducted by Merging Entity and the character or ownership of properties owned by it does not require Merging Entity to be qualified to do business in any other jurisdiction.  Furthermore,

      except as set forth in Schedule 2.1 to this Agreement, the nature of the business conducted by Merging Entity does not require it or any of its employees to qualify for, or to obtain any insurance agency, brokerage,

      adjuster, or other similar license in any jurisdiction other than Home

      State.  The copy of the articles of incorporation, and all amendments thereto, of Merging Entity heretofore delivered to Parent and which have been or will be initialed for identification purposes by the President of

      Merging Entity is complete and correct as of the date hereof.  The copy of the bylaws, and all amendments thereto, of Merging Entity heretofore delivered to Parent and which have been or will be initialed for identification purposes by the President of Merging Entity is complete
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      and correct as of the date hereof.  The minute book or minute books of

      Merging Entity contain a complete and accurate record in all material respects of all meetings and other corporate actions of the shareholders and directors of Merging Entity.

           2.2  Name.


                  Neither Merging Entity nor any of Shareholders has

      granted to anyone any right to use the corporate name or any name similar to the corporate name of Merging Entity.

           2.3  Capitalization of Merging Entity.
                  The capitalization of Merging Entity is as follows:
          (a)  Merging Entity is authorized

      to issue 10,000 shares of voting common stock, $1 par value.  Merging

      Entity is not authorized to issue, and has not issued, any shares of any other class.  All of the shares comprising Common Stock outstanding and owned as of the date hereof are as set forth in Section 1.4(a), supra.

                (b)  All of the outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable.  The issuance of all shares of Common Stock was and has been in compliance with all applicable statutes, rules and regulations, including, without limitation, all applicable federal and state securities laws.  There is no existing option, warrant, call or commitment to which Merging Entity is a party requiring the issuance of any additional shares of common stock of Merging Entity or of any other securities convertible into shares of common stock of Merging Entity or any other equity security of

      Merging Entity of any class or character whatsoever.

                (c)  No shares of the authorized stock of Merging Entity have ever been registered under the provisions of any federal or state securities law, nor has Merging Entity filed or been required to file any
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      report with any federal or state securities commission, department,

      division or other governmental agency.

                (d)  No present or prior holder of any shares of the authorized stock of Merging Entity is entitled to any dividends with respect to any such shares now or heretofore outstanding.




      2.4  Ownership ofCommon Stock


                  .  Except as set forth in Schedule 2.4, each Shareholder is the record owner, free and clear of any and all liens, encumbrances,

      restrictions and adverse claims whatsoever, of the number of shares of

      Common Stock set forth opposite his name in subsection 1.4(a).  Each such lien, encumbrance, restriction or adverse claim can and will be removed at or prior to the Closing.

           Merging Entity is autonomous and has never been a subsidiary or division of another enterprise.  There has been no change in the equity interest of Merging Entity in contemplation of effecting this Agreement,

      such as excessive distributions or additional issuances, exchanges or retirements of securities.  Any shares of Common Stock reacquired by

      Merging Entity were reacquired only for legitimate purposes other than business combinations.  Schedule 2.4 describes all changes, issuances,

      exchanges and retirements of equity securities within the last three years as well as the legitimate purpose (i.e. other than effecting this

      Agreement) for each such transaction.



      2.5


       Authority       .  Shareholders, individually and collectively, have

      full and complete authority to enter into this Agreement and to transfer in accordance with the terms and conditions of this Agreement all of the shares of Common Stock, free and clear of all liens, encumbrances,

      restrictions and adverse claims whatsoever.  The execution, delivery and
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      performance of this Agreement by Merging Entity does not violate, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of Merging Entity or any indenture, contract,

      agreement or other instrument to which it is a party or is bound, or to the best knowledge of Shareholders and Merging Entity, any applicable laws, rules or regulations.

           2.6


                Subsidiaries and Other Relationships.  Except as disclosed on

      Schedule 2.6, Merging Entity does not own any stock or other interest in any other corporation, nor is it a participant in any joint entity.

      Except as disclosed on Schedule 2.6, any stock owned by Merging Entity in any other entity represents one hundred percent (100%) ownership of such entity, is owned free and clear of any and all liens, encumbrances,

      restrictions and adverse claims, has been duly and validly issued and is fully paid and nonassessable.

           2.7


                Financial Statements.  Shareholders and Merging Entity have caused or will cause to be delivered to Parent a true and complete copy of the audited financial statements of Merging Entity, prepared under the accounting guidelines of Parent, previously provided to them in the form of Parent's Accounting Policies and Procedures Manual ("GAAP Policy"),

      together with an unqualified opinion and an accountant's consent to use such statements in a SEC registration statement, for the three most recent calendar years of Merging Entity including, without limitation,

      balance sheets and statements of income for the periods referred to above

      (collectively, "Financial Statements").  In addition, Shareholders and

      Merging Entity have delivered to Parent a true and complete copy of the unaudited financial statements of Merging Entity for the most recent
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      month ended, including, without limitation, a balance sheet and statement of income for such period then ended ("Interim Statements"). Each of the

      Financial Statements is true and correct, is in accordance with the books and records of Merging Entity, presents fairly the financial condition and results of operations of Merging Entity as of the date and for the period indicated, and has been prepared in accordance with Parent's GAAP

      Policy consistently applied throughout the periods covered by such statements (including, but not limited to, the establishment of reserves for bad debts and accruals for all outstanding debts and expenses).

      Furthermore, neither the Financial Statements nor the Interim Statements contained any untrue statement of any material fact or omitted to state any material fact required to be stated to make such Financial Statements or Interim Statements not misleading.  Without limiting the generality of the foregoing, the commission income reflected in each of the Financial

      Statements and Interim Statements is or will be true and correct, and the accounts payable reflected in each of the Financial Statements and

      Interim Statements is or will be true and correct.

           2.8


               Absence of Undisclosed Liabilities.  (The term "Most Recent

      Balance Sheet," as used in this Agreement, means the balance sheet of

      Merging Entity at August 30, 1998.  Also, the term "Most Recent Balance

      Sheet Date," as used in this Agreement, means August 30, 1998.)

           Except as and to the extent specifically reflected, provided for or reserved against in the Most Recent Balance Sheet or except as disclosed in any Schedule to this Agreement, Merging Entity, as of the Most Recent

      Balance Sheet Date, did not have any indebtedness, liability or obligation of any nature whatsoever, whether accrued, absolute,
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      contingent or otherwise, and whether due or to become due, including,

      without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by the income of Merging Entity for any period prior to the Most Recent Balance Sheet Date, or arising out of transactions entered into, or any state of facts existing, prior thereto,

      and none of Shareholders knows or has reasonable grounds to know of any basis for the assertion against Merging Entity, as of the Most Recent

      Balance Sheet Date, of any indebtedness, liability or obligation of any nature or in any amount not fully reflected or reserved against in the

      Most Recent Balance Sheet or otherwise disclosed in any Schedule to this

      Agreement.

           2.9


                No Adverse Change.  Since the Most Recent Balance Sheet Date,

      there has been no material change in the financial condition, results of operations or business prospects of Merging Entity other than changes occurring in the ordinary course of business or except as otherwise disclosed in any of the Schedules to this Agreement, which changes have not had a material adverse effect on the financial condition, results of operations or business prospects of Merging Entity.  Without limiting the generality of the foregoing, since the Most Recent Balance Sheet Date,

      there has been no material adverse change in the insurance accounts included within the "Book of Business" of Merging Entity, and Shareholder

      neither knows nor has reasonable grounds to know of any basis for any material adverse change in such insurance accounts between the date hereof and the Effective Date.  For purposes hereof, "material adverse change" in the insurance accounts included in the "Book of Business" of

      Merging Entity means, without limitation, the loss of any account
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      generating an aggregate annual gross income (commission or otherwise) of

      $10,000 or more.

           2.10


                Taxes.  Merging Entity has filed all federal, state and local income, withholding, social security, unemployment, excise, real property tax, tangible personal property tax, intangible personal property tax and all other tax returns and reports required to be filed by it to the date hereof and all of such returns and reports are true and correct.  All taxes, assessments, fees, penalties, interest and other governmental charges which were required to be paid by Merging Entity on such returns and reports have been duly paid and satisfied on or before their respective due dates.  No tax deficiency or penalty has been asserted or threatened with respect to Merging Entity.  No federal or state income tax return of Merging Entity has been audited or, to the knowledge of any

      Shareholder, proposed to be audited, by any federal or state taxing authority, including, without limitation, the U.S. Internal Revenue

      Service and the Florida Department of Revenue, and no waiver of any statute of limitations has been given or is in effect with respect to the assessment of any taxes against Merging Entity.  The provisions for taxes included in the Most Recent Balance Sheet and in the Prior Years

      Financial Statements were sufficient for the payment of all accrued and unpaid federal, state and local income, withholding, social security,

      unemployment, excise, real property, tangible personal property,

      intangible personal property and other taxes of Merging Entity, whether or not disputed, for the periods reflected, and for all years and periods prior thereto.


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           2.11 Real and Personal Property Owned by Merging Entity


                                                                  .  Merging

      Entity does not own any real property.  Schedule 2.11 consists of a copy of the depreciation schedules filed as a part of the two prior annual

      Federal income tax returns of Merging Entity (with deletions of any items disposed of prior to the date of this Agreement), a separate list of each item of depreciable personal property acquired by Merging Entity since the Most Recent Balance Sheet Date and having a cost of $1,000.00 or more, and a separate list of each item of intangible personal property presently owned by Merging Entity.  Merging Entity also owns various items of disposable type personal property such as office supplies that are not listed in Schedule 2.11.  Merging Entity has good and marketable title to all such tangible and intangible personal property, in each case free and clear of all mortgages, security interests, conditional sales agreements, claims, restrictions, charges or other liens or encumbrances whatsoever except as otherwise stated in Schedule 2.11.

       2.12     Leases.


                  Schedule 2.12 contains a correct and complete list and

      brief description of all leases or other agreements under which Merging

      Entity is a tenant or lessee of, or holds or operates any property, real or personal, owned by any third party.  Merging Entity is the owner and holder of the leasehold estates granted by each of the instruments described in Schedule 2.12 except as otherwise stated in Schedule 2.12.

      Each of said leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, enforceable in accordance with its terms. Merging Entity enjoys peaceful and undisturbed possession of all properties covered by all such leases and agreements, and there is not any existing default or
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      event or condition, including the Merger contemplated herein, which with notice or lapse of time, or both, would constitute an event of default under any of such leases or agreements.

           2.13


                Insurance.  Schedule 2.13 contains a correct and complete list,

      as of the date hereof, of all policies of casualty, fire and extended coverage, theft, errors and omissions, liability, life, and other forms of insurance owned or maintained by Merging Entity.  All business operations of Merging Entity are and have been since January 1, 1989,

      continually insured against errors and omissions.  Such policies are in amounts deemed by Shareholders to be adequate.  Each such policy is, on the date hereof, in full force and effect, and Merging Entity is not in default with respect to any such policy.

           Furthermore, Schedule 2.13 contains a correct and complete list of all group life, group medical and disability or other similar forms of insurance which constitute an obligation of or benefit provided by

      Merging Entity as well as a list of any material (hospital or home care)

      services known by Shareholders and Merging Entity to have been incurred by Merging Entity's group health plan within 90 days of this date, which list details with reasonable accuracy the recipients of such services and the date of service.  Schedule 2.13 also contains a list of any former employees or their dependents who are presently under COBRA continuation coverage and describes with reasonable particularity the pertinent factors about each such person listed.

           With respect to errors and omissions (professional liability)

      insurance policies listed in Schedule 2.13 (which lists for each such policy the carrier, retrodate, claims made or occurrence policy and
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      limits), prior to the effective dates of such policies, Merging Entity had not given notice to any prior insurer of any act, error or omission in services rendered by any agent or employee of such corporation or that should have been rendered by any agent or employee of such corporation arising out of the operations of Merging Entity.  Furthermore, to the best knowledge of Shareholders, no agent or employee of Merging Entity breached any such professional duty or obligation prior to the effective dates of such policies.  With respect to such policies, Merging Entity has given notice of any and all claims for any act, error or omission by any agent or employee of such corporation with respect to professional services rendered or that should  have been rendered as required by the terms of such policies (if any such notice has been given, its contents are described in Schedule 2.13).  To the best knowledge of Shareholders,

      Merging Entity has not taken, nor has it failed to take, any action which would provide the insurer with a defense to its obligation under any such policy; neither Merging Entity nor any Shareholder has received from any such insurer any notice of cancellation or nonrenewal of any such policy,

      and, except as set forth in Schedule 2.13, no Shareholder has any basis to believe that Merging Entity, or any agent or employee of Merging

      Entity, has breached any professional duty or obligation.

           2.14


                Insurance Companies.  Schedule 2.14 contains a correct and complete list of all insurance companies with respect to which Merging

      Entity has an agency contract or similar relationship.  Except as identified in Schedule 2.14, all relations between Merging Entity and the insurance companies represented by it are good, and no Shareholder has any knowledge of any proposed termination of, or modification to, the
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 17  of  59
      existing relations between Merging Entity and any of such insurance companies.  Furthermore, except as otherwise set forth in Schedule 2.14,

      all accounts with all insurance companies represented by Merging Entity or with whom it transacts business are current and there are no disagreements or unreconciled discrepancies between Merging Entity and any such company as to the amounts owed by Merging Entity.

           2.15 Customers


                         .  Except as identified in Schedule 2.15, all

      relations between Merging Entity and its present customers are good, and no Shareholder has any knowledge of any proposed termination of any insurance account presently written or serviced by Merging Entity. Also,

      except as otherwise set forth in Schedule 2.15, all customer accounts,

      including, without limitation, those accounts with respect to which

      Merging Entity financed any premiums, are current.  For purposes of

      Section 2.15, the terms "insurance account" and "customer account" shall be limited to accounts which generate an aggregate annual gross income

      (commission or otherwise) of $10,000 or more.

           2.16


                Officers and Directors; Banks; Powers of Attorney.  Schedule

      2.16 contains a correct and complete list of all officers and directors of Merging Entity, a correct and complete list of the names and addresses of each bank in which Merging Entity has any account or safe deposit box,

      together with the names of all persons authorized to draw on each such account or having access to any such safe deposit box, and a correct and complete list of the names of all persons holding powers of attorney from

      Merging Entity.

           2.17


         Compensation and Fringe Benefits.  Schedule 2.17 contains a correct and complete list of each officer, director, employee or agent of
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 18  of  59

      Merging Entity in the format as set forth in Schedule 2.17.  Also,

      Schedule 2.17 contains a description of all fringe benefits presently being provided by Merging Entity to any of its employees or agents.

           2.18 Patents; Trademarks; Copyrights and Trade Names


                                                               .  Merging

      Entity owns or is possessed of or is licensed under such patents,

      trademarks, trade names and copyrights (including, without limitation,

      software) as are used in, and are of material importance to, the conduct of its business, all of which are in good standing and uncontested.

      Schedule 2.18 contains a correct and complete list of all material patents, patent applications filed or to be filed, trademarks, trademark registrations and applications, trade names, copyrights and copyright registrations and applications owned by or registered in the name of

      Merging Entity.  There is no material claim pending or, to the best knowledge of Shareholders, threatened against Merging Entity with respect to any alleged infringement of any patent, trademark, trade name or copyright owned or licensed to anyone other than Merging Entity.

           2.19 Indebtedness


                            .  Schedule 2.19 contains a correct and complete

      list of all instruments, agreements or arrangements pursuant to which

      Merging Entity has borrowed any money, incurred any indebtedness or established any line of credit which represents a liability of Merging

      Entity on the date hereof.  True and complete copies of all such written instruments, agreements or arrangements have heretofore been delivered to, or made available for inspection by, Parent.  Merging Entity has performed all of the obligations required to be performed by it to date,

      and is not in default in any material respect under the terms of any such written instruments, agreements or arrangements, and no event has
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 19  of  59
      occurred which, but for the passage of time or the giving of notice, or both, would constitute such a default.

           2.20


                Employment Agreements and Other Material Contracts.  Schedule

      2.20 contains a complete copy of every employment agreement, independent contractor and brokerage agreement, and a list and brief description of all other material contracts, agreements and other instruments to which

      Merging Entity is a party at the date hereof.  Except as identified in

      Schedule 2.20, or in any other Schedule attached to this Agreement,

      Merging Entity is not a party to any oral or written: (i) material contract, agreement or other instrument not made in the ordinary course of business; (ii) contract for the employment of any person which is not terminable (without liability) on 30 days or less notice; (iii) license,

      franchise, distributorship, dealer, manufacturer's representative, sales agency or advertising agreement; (iv) contract with any labor organization; (v) lease, mortgage, pledge, conditional sales contract,

      security agreement, factoring agreement or other similar agreement with respect to any real or personal property, whether as lessor, lessee or otherwise; (vi) contract to provide facilities, equipment, services or merchandise to any other person, firm or corporation; (vii) contract for the future purchase of materials, supplies, services, merchandise or equipment; (viii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension, retirement or other plan or agreement providing employee benefits; (ix) agreement or arrangement for the sale of any of its properties, assets or rights or for the grant of any preferential rights to purchase any of its assets, properties, or rights;

      (x) guaranty, subordination or other similar or related type of
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 20  of  59
      agreement; (xi) contract or commitment for capital expenditures; (xii)

      agreement or covenant not to compete, solicit or enter into any particular line of business; or (xiii) agreement for the acquisition of any business or substantially all of the properties, assets or stock or other securities of any business under which there are any continuing or unperformed obligations on the part of Merging Entity.  Merging Entity is not in default in any material respect under any agreement, lease,

      contract or other instrument to which it is a party.  No party with whom

      Merging Entity has any agreement which is of material importance to its business is in default thereunder.


      2.21  Absence of Certain Events.

      Since the Most Recent Balance Sheet Date, the business of Merging Entity has been conducted only in the ordinary course and in substantially the same manner as theretofore conducted, and, except as set forth in

      Schedule 2.21 attached to this Agreement, or in any other Schedule attached to this Agreement, Merging Entity has not, since the Most Recent

      Balance Sheet Date:  (i) issued any stocks, bonds or other corporate securities or granted any options, warrants or other rights calling for the issue thereof; (ii) incurred, or become subject to, any material obligation or liability (whether absolute or contingent) except (A)

      current liabilities incurred in the ordinary course of business, (B)

      obligations under contracts entered into in the ordinary course of business and (C) obligations under contracts not entered into in the ordinary course of business which are listed in Schedule 2.20; (iii)

      discharged or satisfied any lien or encumbrance or paid any obligation or liability (whether absolute or contingent) other than current liabilities shown on the Most Recent Balance Sheet and current liabilities incurred
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 21  of  59
      since the Most Recent Balance Sheet Date in the ordinary course of business; (iv) declared or made any payment of dividends or distribution of any assets of any kind whatsoever to stockholders or purchased or redeemed any of its capital stock; (v) mortgaged, pledged or subjected to lien, charge or any other encumbrance, any of its assets and properties,

      real, tangible or intangible; (vi) sold or transferred any of its assets,

      properties or rights, or cancelled any debts or claims, except in each case in the ordinary course of business, or entered into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or which required the consent of any party to the transfer and assignment of any of its assets, properties or rights; (vii) suffered any extraordinary losses (whether or not covered by insurance) or waived any extraordinary rights of value; (viii) entered into any transaction other than in the ordinary course of business except as herein stated; (ix) amended its articles of incorporation or bylaws;

      (x) increased the rate of compensation payable or to become payable by it to any of its employees or agents over the rate being paid to them at the

      Most Recent Balance Sheet Date; (xi) made or permitted any amendment to or termination of any material contract, agreement or license to which it is a party other than in the ordinary course of business; or (xii) made capital expenditures or entered into any commitments therefor aggregating more than $5,000.00.  Except as contemplated by this Agreement, or the

      Schedules referred to in this Agreement, between the date hereof and the

      Closing Date, Merging Entity will not, without the prior written consent of Parent, do any of the things listed above in clauses (i) through (xii)

      of this Section 2.21.
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 22  of  59

           2.22 Investigations and Litigation


                                             .  There is no investigation by

      any governmental agency pending, or, to the best knowledge of

      Shareholders, threatened against or adversely affecting Merging Entity,

      and except as set forth on Schedule 2.22, there is no action, suit,

      proceeding or claim pending, or, to the best knowledge of Shareholders,

      threatened against Merging Entity, or any of its businesses, properties,

      assets or goodwill, which might have a material adverse effect on such corporation, or against or affecting the transactions contemplated by this Agreement.  There is no outstanding order, injunction, judgment or decree of any court, government or governmental agency against or affecting Merging Entity, or any of its businesses, properties, assets or goodwill.

           2.23  Overtime, Back Wages, Vacation and Minimum Wages


                                                                 .  To the best

      knowledge of Shareholders, no present or former employee of Merging

      Entity has any claim against Merging Entity (whether under federal or state law) under any employment agreement, or otherwise, on account of or for: (i) overtime pay for any period other than the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation or time off (or pay in lieu thereof),

      other than that earned in respect of the current fiscal year; or (iv) any violation of any statute, ordinance, rule or regulation relating to minimum wages or maximum hours of work, except as otherwise set forth in

      Schedule 2.23.

           2.24


                Discrimination, Occupational Safety and Other Statutes and




      Regulations.  To the best knowledge of Shareholders, no persons or parties (including, without limitation, governmental agencies of any
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 23  of  59

      kind) have any claim, or basis for any claim, action or proceeding,

      against Merging Entity arising out of any statute, ordinance, rule or regulation relating to discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, The Occupational Safety and Health Act, The Fair Labor

      Standards Act, Title VII of the Civil Rights Act of 1964, The Civil

      Rights Act of 1992, The Americans with Disabilities Act, and The Age

      Discrimination in Employment Act of 1967, as any of the same may have been amended).



           2.25 Employee Benefit Plans


                                      .

                (a)  There are no employee benefit plans or arrangements of any type, including but not limited to any retirement, health, welfare,

      insurance, bonus, executive compensation, incentive compensation, stock bonus, stock option, deferred compensation, commission, severance,

      parachute, rabbi trust program or plan described in Section 3(3) of the

      Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by

      Merging Entity, or with respect to which Merging Entity has a liability,

      other than those set forth in Schedule 2.25(a) ("Employee Benefit

      Plans").

                (b)  With respect to each Employee Benefit Plan, except as set forth in Schedule 2.25(b): (i) if intended to qualify under Sections 79,

      105, 106, 125, 129, 401(a), 401(k), 403(a), or 409, or other Sections, of the Internal Revenue Code ("Code"), such plan so qualifies, and if applicable, its trust is exempt from federal income tax under Code

      Section 501(a); (ii) if intended to qualify as an organization described
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 24  of  59
      in Section 501(c)(9) of the Code, such organization so qualifies and any trusts established pursuant to its constitution are exempt from federal income tax under Section 501(a) of the Code; (iii) such plan has been administered and enforced in accordance with its terms and applicable law; (iv) no breaches of fiduciary duty by Merging Entity, the Trustees,

      or, to the best knowledge and belief of Merging Entity and Shareholders after reasonable investigation, any other person, have occurred; (v) no disputes are pending, or, to the knowledge of Merging Entity and

      Shareholders, threatened; (vi) no nonexempt prohibited transaction has occurred; (vii) there has been no reportable event for which the 30-day notice requirement under ERISA has not been waived; (viii) all contributions and premiums due have been made on a timely basis

      (including, if applicable, the time limited established under Code

      Sections 404 and 412); (ix) all contributions made or required to be made meet the requirements for deductibility under the Code; (x) all contributions which have not been made have been properly recorded in the financial records of Merging Entity; and (xi) except as set forth in

      Schedule 2.25(b), no liability (whether an indebtedness, a fine, a penalty, a tax or any other amount) has been incurred or will be incurred by Merging Entity as a result of its maintenance, operation or termination of any Employee Benefit Plan.

                (c)  No Employee Benefit Plan is a multiemployer plan, as

      defined in Section 4001(a)(3) of ERISA or a multiple employer plan.  The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and will not accelerate the time


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 25  of  59
      of payment or vesting, or increase the amount, of compensation due to any individual.

                (d)  With respect to each Employee Benefit Plan, Merging Entity has delivered or caused to be delivered to Parent true and complete copies, where applicable, of (i) all plan documents, amendments and trust agreements currently in effect; (ii) all summary plan descriptions, or other notices or summaries of modifications, which have been prepared by,

      or on behalf of Merging Entity; (iii) all material employee communications; (iv) the five (5) most recent annual reports (Forms

      5500); (v) the most recent annual and any subsequent periodic accounting of plan assets; and, (vi) the most recent determination letter received from the IRS.

                (e)  With respect to each Employee Benefit Plan, there is no pending claim or lawsuit which has been asserted against that Employee

      Benefit Plan, the assets of any of the trusts under such Employee Benefit

      Plan, Merging Entity, or any fiduciary of such Employee Benefit Plan with respect to the operation of such Employee Benefit Plan.  Merging Entity and Shareholders, after reasonable investigation, know of no facts or circumstances which could form the basis for any such claim or lawsuit.

                (f)  All amendments required to have been made to bring each

      Employee Benefit Plan into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable laws have been made.

                (g)  Each Employee Benefit Plan has met, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under Section 501(a) of the Code.
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 26  of  59

                (h)  Each Employee Benefit Plan has at all times been

      maintained in accordance with all applicable laws, has complied with applicable ERISA or other requirements; and, there are no actions,

      audits, suits or claims which are threatened or pending against any such

      Employee Benefit Plan, any fiduciary of any of the Employee Benefit

      Plans, or against any of the assets of the Employee Benefit Plans.

                (i)  Merging Entity has made full and timely payment of all amounts required to be contributed under the terms of each Employee

      Benefit Plan and no event or condition exists regarding any of the

      Employee Benefit Plans which could be deemed a "reportable event" with respect to which the 30-day notice has not been waived which could result in a material liability to Merging Entity and no event exists which would subject Merging Entity to a material fine under Section 4701 of ERISA.

                (j)  Merging Entity is not subject to any material liability,

      tax or penalty and the termination of or withdrawal from any Employee

      Benefits Plan will not subject Merging Entity to any additional contribution requirement and the execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under any Employee Benefit Plan.

                (k)  Merging Entity has no obligation to any retired or former employee or any current employee upon retirement under any Employee

      Benefit Plan.

                (l)  Each Employee Benefit Plan maintained by Merging Entity has at all times been maintained, by its terms and in operation, in accordance with all applicable laws in all material respects, including

      (to the extent applicable) Code Section 4980B.  Further, there has been
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 27  of  59
      no failure to comply with applicable ERISA or other requirements concerning the filing of reports, documents and notices with the

      Secretary of Labor and Secretary of Treasury or the furnishing of such documents to participants or beneficiaries that could subject any

      Employee Benefit Plan to any material civil or any criminal sanction or could require any such person to indemnify any other person for such a sanction.  There are no actions, audit, suits or claims known to Merging

      Entity or Shareholders which are pending or threatened against any

      Employee Benefit Plan, any fiduciary of any of the Employee Benefit Plans with respect to the Employee Benefit Plans or against the assets of any of the Employee Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

                (m)  Merging Entity is not subject to any material liability,

      tax or penalty whatsoever to any person whomsoever as a result of Merging

      Entity engaging in a prohibited transaction under ERISA or the Code, and neither Merging Entity nor any of the Shareholders has knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under

      ERISA.  The termination of or withdrawal from any Employee Benefit Plan maintained by Merging Entity which is subject to Title IV of ERISA, or any other Employee Benefit Plan, will not subject Merging Entity to any additional contribution requirement or to any other liability, tax or penalty whatsoever.  The execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under any Employee Benefit Plan.  Merging Entity has no


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 28  of  59
      obligation to any retired or former employee, or any current employee upon retirement, under any Employee Benefit Plan.

           2.26


                Competitors.  Except as disclosed in Schedule 2.26, none of

      Shareholders has any interest, direct or indirect, as an owner, partner,

      agent, shareholder, officer, director, employee, consultant or otherwise,

      in any firm, partnership, corporation or other entity that is engaged in the insurance agency business, or any aspect thereof, other than Merging

      Entity or a corporation listed on a national securities exchange or a corporation whose securities are traded in the over-the- counter market.



           2.27


               Accounts and Notes Receivable.  The reserve for bad debts, if any, contained in the Most Recent Balance Sheet and the Financial

      Statements was calculated on a consistent basis which, in the light of past experience, is considered adequate.  All accounts receivable and all notes receivable of Merging Entity reflected in the Most Recent Balance

      Sheet are fully collectible when due at the aggregate amount shown, less the bad debt allowance stated therein, it being the intent of all of the parties to this Agreement that Shareholders are hereby representing and warranting to Parent the full collectibility when due of all of the notes receivable and accounts receivable of Merging Entity in the aggregate amount shown in each such balance sheet, less the bad debt allowance stated therein. Except as set forth in Schedule 2.27, all notes receivable of Merging Entity are due and payable within one year after the Effective Date. Any such notes receivable due and payable more than one year after the Effective Date ("Long Term Notes") are fully collectible when due at the aggregate amount shown.  Except as further
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 29  of  59
      set forth in Schedule 2.27, no Long Term Notes are secured by any interest in property, whether it be real, personal or intangible.  In the event of any delinquency or nonpayment of any portion of a Long Term

      Note, Shareholders shall be obligated to satisfy such deficiency in the same manner as specified below for all other receivables of Merging

      Entity.

           2.28 Permits and Licenses


                                    .  All permits, licenses and approvals of

      all federal, state or local regulatory agencies, which are required in order to permit Merging Entity and its employees and agents to carry on business as now conducted by it, have been obtained by it and are current.


            2.29  No Violation or Default.  The execution, delivery and performance of this Agreement by Shareholders and Merging Entity will not violate, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of Merging Entity or of any indenture, contract, agreement or other instrument to which Merging

      Entity is a party or is bound including, without limitation, any agency contract with any insurance company.

           2.30 Common Stock of Parent


                                      .  Shareholders understand and

      acknowledge that the common stock of Parent to be received pursuant to this Agreement is subject to Rule 145 of the Securities Exchange

      Commission ("SEC"); such stock is being acquired for investment purposes only and not with a view to distribution or resale; any sale or other disposition of such stock shall be made pursuant to the regulations promulgated under Rule 145 and in compliance with all other applicable laws, regulations and interpretations.


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 30  of  59

           2.31 Financing Statements


                                    .  Except as disclosed on Schedule 2.31,

      there are no financing statements or other security interests of any kind filed or required to be filed against Merging Entity's assets or affecting the use of, or title to, such assets ("Financing Statements").

      Except as further disclosed on Schedule 2.31, there are no deferred money purchase notes related to Merging Entity's acquisition of any portion of its assets ("Notes").  Any such liabilities related to the Financing

      Statements or Notes can be discharged or prepaid prior to their stated

      maturities without penalty, except as further detailed on Schedule 2.31.

       The assumption by Surviving Corporation of such liabilities will not result in a default of any Financing Statement or Note.

           2.32 Brokers


                       .  Except as disclosed in Schedule 2.32, neither Merging

      Entity nor any Shareholder has employed any broker or finder for the purposes of completing the transactions contemplated herein such that no commission, finder's fee, brokerage fee or similar charge will be incurred for the consummation of the transactions contemplated herein.



           2.33 Disclosure


                          .  Shareholders have each received a copy of Parent's

      current S-4 registration statement dated February 12, 1992, most recent annual report, Form 10-K and Form 10-Q and will acknowledge receipt of an amendment or supplement to such registration statement.




      2.34  Material Misstatements or Omissions.  No representation or warranty by Shareholders or Merging Entity, or any of them, contained in this

      Agreement or in any document, statement, certificate, Schedule or financial statement furnished or to be furnished to Parent by or on behalf of Shareholders or Merging Entity, or any of them, pursuant to
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 31  of  59
      this Agreement or in connection with the transactions contemplated by this Agreement contains, or will when furnished contain, any untrue statements of a material fact, or omits, or will then omit to state, a material fact necessary to make the statements contained herein or therein not misleading.



          3. COVENANTS OF SHAREHOLDERS AND MERGING ENTITY PRIOR TO EFFECTIVE




      DATE. Shareholders and Merging Entity covenant with Parent that, between the date of the execution of this Agreement and the Effective Date,

      unless prior written consent to the contrary is obtained from Parent:



           3.1  Operate in Ordinary Course


                                          .  Merging Entity will be operated

      only in the ordinary course of business.

           3.2  Negative Covenants


                                  .  Except as contemplated by this Agreement,

      Merging Entity will not do any of the things listed in clauses (i)

      through (xii) of Section 2.21 of this Agreement.

           3.3  Continuing Accuracy of Representations


                                                      .  There shall be no

      action, or failure to act, which would render any of the representations and warranties of Shareholders contained in this Agreement untrue or incorrect in any material respect.

           3.4  Preserve Business Organizations


                                               .  Except as otherwise requested

      by Parent, and without making any commitment on Parent's behalf,

      Shareholders will use their best efforts to preserve the business organizations of Merging Entity intact, to keep available to Parent the services of its present employees, and to preserve for Parent the goodwill of its customers and others having business relations with them.


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 32  of  59

           3.5  Corporate Approvals


                                   .  The board of directors of Merging Entity

      will recommend to Shareholders that Shareholders adopt this Agreement.

      Merging Entity agrees to submit this Agreement to Shareholders for adoption by unanimous written consent with waiver of notice of the terms of this Agreement prior to the Effective Date, but only after delivery by

      Parent to

      Shareholders and Merging Entity of an amended or supplemented S-4 registration statement for Parent's common stock to be issued pursuant to this Agreement and after Shareholders have had an effective opportunity of at least ten (10) days to review such prospectus.  Unless there is a failure of Parent to fulfill its conditions set forth in Section 7 hereof or there is a material adverse change in the financial conditions of

      Parent, Shareholders covenant to adopt this Agreement and to approve all aspects of the Merger within the time period contemplated herein.

           4.


                ACCESS AND INFORMATION.  Throughout the period between the date of the execution of this Agreement by Shareholders and Merging Entity and the Closing Date, Shareholders shall cause Merging Entity and all its employees to give to Parent, and any and all authorized representatives of Parent (including auditors and attorneys), full and unrestricted access, during normal business hours, to the offices, assets, properties,

      contracts, books and records of Merging Entity in order to give Parent full opportunity to make such investigations as it deems appropriate with respect to the affairs of Merging Entity, and shall further cause Merging

      Entity, and all of its employees to provide to Parent during such period such additional information concerning the affairs of Merging Entity as

      Parent may reasonably request.  All information obtained from any such
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 33  of  59
      investigation shall be held in confidence, and, in the event of the termination of this Agreement, Parent covenants with Shareholders and

      Merging Entity that Parent will use its best efforts to return all such documents, working papers and other written information concerning

      Shareholders and Merging Entity obtained or prepared in connection with any such investigation.

           Regardless of any such investigation by Parent, all representations and warranties of Shareholders contained in this Agreement shall remain in full force and effect and no such investigation shall cause or result in a waiver by Parent of any of the representations and warranties of

      Shareholders contained herein.

           5.   REPRESENTATIONS AND WARRANTIES OF PARENT.


      Parent represents and warrants to Shareholders as follows:

           5.1  Organization and Standing of Parent and HRH Merger Subsidiary


                                                                             .

       Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.  HRH Merger

      Subsidiary, will, as of the Effective Date, be duly organized, validly existing and in good standing under the laws of the State of Florida.



           5.2  Authority.  Except for:  (i) the incorporation of HRH Merger

      Subsidiary; (ii) the approval of the transactions contemplated hereby by the board of directors of Parent and by the board of directors and shareholder of HRH Merger Subsidiary; (iii) amendment or supplementation of Parent's registration statement pursuant to this Agreement; (iv)

      approval by the New York Stock Exchange of the listing of the shares of
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 34  of  59

      HRH Stock to be issued pursuant to this Agreement; and (v) the issuance of a certificate of merger to be issued by the Secretary of State of the

      State of Florida, no governmental or other authorization, approval or consent for the execution, delivery and performance of this Agreement by

      Parent or HRH Merger Subsidiary is required.  The execution,  delivery and performance of this Agreement by Parent and HRH Merger Subsidiary will not violate, result in a breach of, or constitute a default under,

      the articles of incorporation or bylaws of any such corporation or any indenture, contract, agreement or other instrument to which such corporation is a party or is bound.

           5.3  Capitalization of Parent and HRH Merger Subsidiary. As of June

      30, 1998, the authorized capital stock of Parent consisted of 50,000,000 shares of common stock, no par value, of which 12,434,137 shares were issued and outstanding, fully paid and nonassessable.  The authorized capital stock of HRH Merger Subsidiary will consist of 5,000 shares of common stock, $1 par value, of which 100 shares will be issued and outstanding, fully paid and nonassessable and owned of record and beneficially by Parent prior to, and as of, the Effective Date.  Except for the shares to be subscribed for by Parent pursuant to this Agreement,

      there are no outstanding options, warrants or other rights to subscribe for or purchase capital stock of HRH Merger Subsidiary or securities convertible into or exchangeable for capital stock of HRH Merger

      Subsidiary.

           5.4  Status of HRH Stock.  The shares of HRH Stock to be issued to

      Shareholders pursuant to this Agreement will, when so issued, be duly and validly authorized and issued, fully paid and nonassessable.
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 35  of  59

           5.5  Brokers' or finders' fees.  No agent, broker, person, or firm acting on behalf of Parent or any of its subsidiaries or under the authority of any of them is or will be entitled to any commission or broker's or finder's fee or financial advisory fee from Parent or HRH

      Merger Subsidiary in connection with any of the transactions contemplated herein.

           6.   CONDITIONS PRECEDENT TO PERFORMANCE BY PARENT AND HRH MERGER







      SUBSIDIARY. The obligation of Parent and HRH Merger Subsidiary to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or fulfillment, on or prior to the Closing

      Date, of the following conditions precedent, in addition to all other conditions precedent contained in this Agreement, each of which may be waived by Parent:

           6.1  Representations.  Parent shall not have discovered any material error, misstatement or omission in any of the representations and warranties made by Shareholders contained in this Agreement, or in any financial statement, certificate, Schedule, exhibit or other document attached to or delivered pursuant to this Agreement, and all representations and warranties of Shareholders, or any of them, contained in this Agreement and in any financial statement, certificate, Schedule,

      exhibit or other document attached to or delivered pursuant to this

      Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect, except as affected by transactions expressly authorized herein or otherwise approved in writing by Parent, as though such representations and warranties had been made on and as of the Closing Date; and Shareholders and Merging Entity shall
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 36  of  59
      have delivered to Parent a certificate, dated the Closing Date, and signed by all of them, to the foregoing effect, in form and substance as set forth in Schedule 6.1.

           6.2  Covenants.  Merging Entity and Shareholders shall have performed and complied in all material respects with all covenants,

      agreements and conditions required under this Agreement to be performed or complied with by them on or before the Closing Date; and Merging

      Entity and Shareholders shall have delivered to Parent a certificate dated the Closing Date, and signed by all of them, to the foregoing effect, in form and substance as set forth in Schedule 6.1.

           6.3  Litigation.  No suit, action or proceeding, or governmental investigation, against or concerning, directly or indirectly, Merging

      Entity, or any of its assets and properties, shall have been instituted or reinstituted, nor shall any basis therefor have arisen, that might result in any order or judgment of any court or of any administrative agency which, in the opinion of counsel for Parent, renders it impossible or inadvisable for Parent to consummate or cause to be consummated the transactions contemplated by this Agreement.

           6.4  Approval by Counsel.  All transactions contemplated hereby, and the form and substance of all legal proceedings and of all instruments used or delivered hereunder, shall be reasonably satisfactory to counsel for Parent.

           6.5  Opinion.  Parent shall have received a favorable opinion, dated as of the Closing Date, from the law firm of Cooper, Coppins & Monroe,

      counsel for Shareholders and Merging Entity, in form and substance as set


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 37  of  59
      forth in Schedule 6.5 and otherwise reasonably satisfactory to counsel for Parent.

           6.6 Delivery of Common Stock.  There shall be duly delivered for cancellation to Parent at the Closing not less than 100% of the shares of

      Common Stock issued and outstanding at the time of the Closing, free and clear of any liens or encumbrances as required to be listed on Schedule

      2.4.

           6.7  Continuation of Agency Contracts.  To the extent desired by

      Parent, Parent shall have obtained a statement in writing from each of the insurance companies identified in Schedule 2.14 of this Agreement, in form satisfactory to Parent and Parent's counsel, by which each such insurance company agrees that it will not terminate its insurance agency contract solely by reason of the transactions contemplated in this

      Agreement, and further agrees that it will continue to recognize

      Surviving Corporation, and its successors and assigns, as its agent under the existing agency contract between such company and Merging Entity or that it will enter into a substantially similar agency contract with

      Surviving Corporation, or its successors and assigns.

           6.8  Shareholder Employment Agreements.  Employment Agreements

      between Surviving Corporation, as Employer, and each of the Shareholders,

      respectively, as Employee, in form and substance as set forth in Schedule

      6.8 attached hereto, shall have been duly executed by each of them and delivered to Parent.

           6.9  Other Employment Agreements.  Employment Agreements between

      Surviving Corporation, as Employer, and such of the other employees of


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 38  of  59

      Merging Entity (other than Shareholders) as shall be specified by Parent,

      in form previously approved by the President of

      Parent, shall be in full force and effect or such new agreements as have been requested by Parent shall have been executed, in form and substance as set forth in Schedule 6.9 attached hereto.

     6.10 Employee Benefit Plans.

        Parent shall have been furnished evidence satisfactory to Parent that all Employee Benefit Plans identified in Schedule 2.25 attached to this Agreement have been terminated and provision has been made for the distribution of all benefits thereunder in accordance with the terms of such Employee Benefit Plans.

           6.11 Material Adverse Change.  There shall have been no material adverse change in Merging Entity's business, business prospects, Book of

      Business, assets and properties, or goodwill between the date of the execution of this Agreement and the Closing Date.

           6.12 Tail Insurance.  Unless notified in writing to the contrary,

      Shareholders and Merging Entity shall have delivered to Parent, in form reasonably satisfactory to Parent and Parent's counsel, evidence of insurability, to be effective as of the Effective Date, for an extended reporting period for errors and omissions of a minimum three year duration with deductible limits reasonably acceptable to Parent and

      Parent's counsel, which insurance, if bound, would insure Merging Entity its agents and employees for the extended reporting period for claims arising under errors and omissions occurring prior to the Effective Date.

       Such tail insurance shall be bound as soon after the Effective Date as possible.  If such insurance is not purchased within one week after

      Closing, Parent shall have the right to purchase such tail insurance
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 39  of  59
      deemed acceptable to it.  The cost for the tail insurance actually bound by, or on behalf of, Merging Entity shall be borne by Merging Entity and shall be reflected on the Merger Balance Sheet (as defined in Section

      14.6) as if such coverage had been bound prior to the Effective Date and the Shareholders shall be responsible for any deductible amounts to be paid under such tail policy.

           6.13 Related Party Transactions.  All "related party" (i.e. a

      Shareholder, a member of a Shareholder's family, a business or entity affiliated with any of the foregoing) receivables and payables of Merging

      Entity and any receivables or payables from or to an employee of Merging

      Entity on favorable terms shall have been removed from the books of

      Merging Entity for their cash equivalent face amounts.

           6.14 Lease.  The existing lease covering the premises presently occupied by Merging Entity, in the form attached hereto as Schedule 2.12,

      shall have been terminated, and a new lease, in the form set forth as

      Schedule 6.14 shall have been executed to provide for a lease term ending

      September 30, 2003, on terms otherwise acceptable to Parent and, as amended, shall be in full force and effect with no defaults occurring as a result of Merging Entity's action or inaction.

           6.15 Resolutions.  Parent shall receive certified copies of resolutions of the board of directors and Shareholders of Merging Entity,

      to the extent deemed necessary by, and in form satisfactory to, counsel for Parent, authorizing the execution and delivery of this Agreement by

      Merging Entity and the consummation of the transactions contemplated hereby.


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 40  of  59

           6.16 Approvals.  All statutory requirements for the valid

      consummation by Merging Entity of the transactions contemplated by this

      Agreement shall have been fulfilled; all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Merging Entity of the transactions contemplated by this Agreement and to permit the business presently carried on by Merging Entity to continue unimpaired immediately following the Effective Date of this Agreement shall have been obtained.

                6.17   Registration Statement.  Parent shall have filed an

      amended or supplemented S-4 registration statement with the SEC, which registration statement shall show that the transactions contemplated herein shall be treated as a "purchase" for accounting purposes.

           6.18 Other Items.  Merging Entity, in addition to the financial clean-up contemplated in Section 6.13, shall have removed all company cars and cash value life insurance from its books for the respective cash or book value of each such item.

           7.   CONDITIONS PRECEDENT TO PERFORMANCE BY SHAREHOLDERS AND MERGING







      ENTITY.  The obligation of Shareholders and Merging Entity to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or fulfillment on or prior to the Closing Date, of the following conditions, in addition to any other conditions contained in this Agreement, each of which may be waived, collectively, by a majority in interest of Shareholders and Merging Entity:

           7.1  Representations.  Shareholders shall not have discovered any material error, misstatement or omission in any of the representations
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 41  of  59
      and warranties made by Parent contained in this Agreement, and all representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects on and as of the

      Closing Date with the same force and effect, except as otherwise approved in writing by Shareholders and Merging Entity, as though such representations and warranties had been made on and as of the Closing

      Date; and Parent shall have delivered to Shareholders and Merging Entity a certificate to the foregoing effect, dated the Closing Date, in form and substance as set forth in Schedule 7.1.

           7.2  Covenants.  Parent shall have performed and complied in all material respects with all covenants, agreements and conditions required under this Agreement to be performed and complied with by Parent and shall have caused all corporate actions necessary for the formation of

      HRH Merger Subsidiary and for the consummation of this Agreement to have been taken by it and HRH Merger Subsidiary; and Parent shall have delivered to Shareholders and Merging Entity a certificate to the foregoing effect, dated the Closing Date, in form and substance as set forth in Schedule 7.1.

           7.3  Effective Registration Statement.  The registration statement on Form S-4 under the Securities Act of 1933 referred to in Section 2.34 hereof shall have been amended or supplemented and be effective under such Act and not the subject of any "stop order" or threatened "stop order" and the amended or supplemented prospectus shall have been delivered to Shareholders and Merging Entity.

           7.4  Prospectus Approval.  After delivery and review of the aforementioned amendment or supplement to Parent's S-4 registration
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 42  of  59
      statement, and subject to the limitations on disapproval set forth in

      Section 3.5, Shareholders and Merging Entity shall have approved this

      Agreement and the consummation of all transactions contemplated thereby.



           8.  POST-MERGER COVENANTS.

           8.1 Post-Merger Covenants of Parent.  Parent covenants to

      Shareholders until October 1, 2003, as follows:

                A.   Collection.  To cause Surviving Corporation to use its

      reasonable business efforts, at least comparable in quality to those of

      Merging Entity prior to the Effective Date, to collect all notes receivable and accounts receivable as described in Section 2.27.

                B.   Payment.  Subject to Merging Entity fulfilling its

      Tangible Net Worth requirements, as set forth in Section 14.6, and subject to the fulfillment by Shareholders of their covenants set forth in Section 8.2, to cause Surviving Corporation to pay timely all liabilities of Merging Entity which have been properly reserved for in the Merger Balance Sheet, as defined in Section 8.2.A.

                C.   Not to interfere with or attempt to control the operations of Surviving Corporation or direct assets or programs of Surviving

      Corporation to another subsidiary of Parent, except (i) where a majority in interest of the remaining Shareholders has agreed to do so; or (ii)

      after Shareholders have received two consecutive years of the minimum payments due hereunder, and then Parent must still act in good faith.

                D.   Not to sell the Surviving Corporation, or its assets,

      unless as part of a sale of Parent, to any third party without giving a


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 43  of  59
      majority in interest of Shareholders fifteen (15) days to match any such offer and an additional forty-five (45) days to close such offer.

           8.2


                Post-Merger Covenants of Shareholders.  Shareholders, jointly and severally, covenant to Parent as follows:

                A.   Delivery of Merger Balance Sheet.  To cause to be

      delivered to Parent as soon after the Closing Date as is practicable, and in all events no later than sixty (60) days after the Effective Date, the

      Merger Balance Sheet, as defined in Section 14.6(a), and its related work papers and other financial documents prepared therefor.  The Merger

      Balance Sheet will be true and correct, will be in accordance with the books and records of Merging Entity, will present fairly the financial conditions and results of operations of Merging Entity as of the date and for the period indicated, will not contain any untrue statement of a material fact nor will omit to state any material fact required to be stated to make the Merger Balance Sheet not misleading.

                B.   Post-Merger Filings.  To cause to be timely filed, at no

      expense which has not previously been reserved for on the Merger Balance

      Sheet, all federal, state and local tax returns of all kinds required to be filed by Merging Entity for all tax periods ending on or prior to the

      Effective Date ("Post-Merger Filings").  All Post-Merger Filings will be true and correct and, prior to actual filing thereof, Shareholders shall deliver drafts of such filings to Parent for its review.

                C.   Employee Benefit Plans.  Unless written directive from

      Parent stating otherwise is delivered to Shareholders prior to the

      Closing Date , to cause, at no expense which has not previously been reserved for in the Merger Balance Sheet, all Employee Benefit Plans of
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 44  of  59

      Merging Entity (other than its Section 125 plan) to have been terminated with provisions having been made for distribution thereof in accordance with the terms of such Employee Benefit Plan.  The Section 125 plan shall continue through calendar year 1998.  Shareholders specifically understand that they have covenanted hereby to take any and all actions reasonably required to eliminate any and all potential liability of

      Surviving Corporation and Parent with respect to such Employee Benefits

      Plans.

                D.   Bind Tail Coverage.  To bind the tail coverage referenced

      in Section 6.12 as soon after the Effective Date as is possible and in no event later than seven (7) days after the Effective Date, and to pay any and all deductibles accruing under such tail policy during the period of three years after the Effective Date.  Shareholders acknowledge that

      Parent shall have the right to bind tail coverage for Merging Entity if

      Shareholders do not produce an appropriate certificate of insurance within thirty (30) days after Closing.  Any costs for such tail coverage shall have been expensed as if such coverage had been bound prior to the

      Effective Date and shall not be reflected as an asset on the Merger

      Balance Sheet.

                E.   Disposition of Shares.  To hold the shares of HRH Stock

      received in this Merger and not to dispose of such shares in either a manner or volume or at a time which would cause this Merger not to be treated as a tax-free merger or as a pooling-of-interests.

           9.


                SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION.




      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 45  of  59

           9.1  Survival of Representations and Warranties of Parent.  All

      representations, warranties and covenants made herein or pursuant hereto by Parent shall survive the Closing until December 1, 2003.

           9.2  Survival of Representations and Warranties of Shareholders


                                                                          .

      Except for the specific contingencies detailed below in subparagraphs

      (ix) and (xiv) of Section 9.3 for which Parent shall be indemnified for the periods stated therein, all representations, warranties and covenants made herein or pursuant hereto by Shareholders shall survive the Closing only until December 1, 2003.

           9.3  Indemnification Agreement by Shareholders.  Shareholders,

      jointly and severally with respect to Messrs. J. Hunt, R. Hunt and S.

      Hunt, and pro rata with respect to Messrs. Jilk and Condon, shall indemnify and hold harmless Parent and Surviving Corporation, and their respective successors and assigns, from and against and in respect of:



                (i)  All indebtednesses, obligations and liabilities of Merging

      Entity of any nature whatsoever, whether accrued, absolute, contingent or otherwise, existing at the close of business as of the day prior to the

      Effective Date to the extent not reflected or reserved against in full in the Merger Balance Sheet, including, without limitation, any tax liabilities to the extent not so reflected or reserved against, accrued in respect of, or measured by the income of Merging Entity for any period prior to the Effective Date, or arising out of transactions entered into,

      or any state of facts existing, prior to such date;

                (ii) Without limiting the generality of the indemnity set forth in Section 9.3(i) above, any and all tax liabilities of Merging Entity,
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 46  of  59
      whether federal, state, local or otherwise, resulting from a lawful deficiency for any time period prior to the Effective Date;

                (iii)     All liabilities of, or claims against, Merging Entity

      arising out of any contract or commitment of the character described in

      Section 2.20 hereof and not listed or described in Schedule 2.20 attached to this Agreement, or arising out of any contract or commitment entered into or made by Merging Entity between the date of the execution of this

      Agreement and the Closing Date except as expressly permitted under any of the provisions of this Agreement;

                (iv) Subject to the provisions of Section 2.27 hereof, any nonpayment on demand, when due, of any accounts receivable or notes receivable of Merging Entity;

                (v)  Any and all claims, demands, actions and causes of action arising out of or in any way relating to any health benefit plan or to any Employee Benefit Plan (as described in Section 2.25) presently maintained or heretofore maintained by Merging Entity or arising out of or in any way relating to the termination or "freezing" of any such

      Employee Benefit Plan;

                (vi) Any loss, damage, liability or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Shareholders or Merging Entity, or any of them, under the terms of this Agreement, or from any misrepresentation in or omission from any financial statement,

      certificate, Schedule, exhibit or other document proposed by or at the direction of Shareholders, or any of them, and attached to this Agreement


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 47  of  59
      or delivered or to be delivered to Parent under the terms of this

      Agreement;

                (vii)     Any and all claims, demands, actions and causes of

      action arising out of or in any way relating to errors and omissions and all other types of litigation and claims, which are attributable to

      Merging Entity prior to the Effective Date;

                (viii)    To the extent not previously cured in the manner

      specified in Section 14.6, the amount by which Tangible Net Worth (as defined in Section 14.6), shall be less than the amount of $175,000;



                (ix) Until one year after the expiration of the applicable statute of limitations, any and all tax liabilities arising out of all open returns of Merging Entity for all periods ending on or prior to the

      Effective Date and relating to amortization of intangibles, deductions for compensation, "listed" property, or travel and entertainment expenses or the tax characterization of expenses incident to this Agreement, any and all claims or liabilities arising out of or in any way relating to any health benefit plan or to any Employee Benefit Plan (as described in

      Section 2.25) presently or heretofore maintained by Merging Entity or arising out of or in any way relating to the termination,

      modification or "freezing" of any such Employee Benefit Plan, and any and all claims or liabilities arising out of Post-Merger Filings or for a

      violation of the covenants set forth in Section 8.E hereof;           (x)

           All deductibles arising under the tail coverage referenced in

      Section 6.12;


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 48  of  59

                (xi) Any and all claims, demands, actions or causes of action arising out of or in any way relating to any of the pending or threatened litigation disclosed or required to be disclosed on Schedule 2.22;

                (xii)     Any existing unreconciled discrepancies as or to have

      been disclosed on Schedule 2.14;

                (xiii)    Any and all losses, claims, demands or deficiencies

      arising out of or in any way relating to the ownership by Merging Entity of the intangible assets of Merging Entity;

                (xiv)     Until one year after the expiration of the applicable

      statute of limitations, any and all liabilities, claims, losses demands or deficiencies of any nature whatsoever arising out of a "Known

      Misrepresentation" (a representation or warranty made with actual knowledge of its falsity or with reckless indifference to the truth) or due to the ownership of the common stock not being as set forth in

      Section 1.4(a); and

                (xv) All demands, claims, actions, suits, proceedings, loss,

      damage, liability, judgments, costs and expenses (including, without limitation, court costs, experts' and attorneys' fees at the trial level and in connection with all appellate proceedings) incident to any of the foregoing.

           9.4  Indemnification Agreement by Parent.  Parent shall indemnify and hold harmless Shareholders, and each of them, and their respective heirs and personal representatives from and against and in respect of:



                (i)  Any loss, damage, liability or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 49  of  59
      covenant or agreement on the part of the Parent under the terms of this

      Agreement;

                (ii) All demands, claims, actions, suits, proceedings, loss,

      damage, liability, judgments, costs and expenses (including, without limitation, court costs, experts' and attorneys' fees at the trial level and in connection with all appellate proceedings) incident to any of the foregoing.

           9.5  Assertion of Indemnification Claim.  Either the Shareholders or

      Parent, as the case may be (an "Indemnified Party"), shall give notice to the other (an "Indemnifying Party") as soon as possible after the

      Indemnified Party has actual knowledge of any claim as to which indemnification may be sought and the amount thereof, if known, and supply any other information in the possession of the Indemnified Party regarding such claim, and will permit the Indemnifying Party (at its expense) to assume the defense of any third party claim and any litigation resulting therefrom, provided that counsel for the

      Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and provided further that the omission by the Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and the Indemnifying Party is materially damaged as a result of the failure to give notice.  The Indemnifying Party may settle or compromise any third party claim or litigation with the consent of the Indemnified

      Party which consent may not be unreasonably withheld.
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 50  of  59

           The Indemnified Party shall have the right at all times to participate in the defense, settlement, negotiations or litigation relating to any third party claim or demand at its own expense.  In the event that the Indemnifying Party does not assume the defense of any matter as above provided, then the Indemnified Party shall have the right to defend any such third party claim or demand, and will be entitled to settle any such claim or demand in its discretion.  In any event, the

      Indemnified Party will cooperate in the defense of any such action and the records of each party shall be available to the other with respect to such defense.

                10.


                     EXPENSES.  All expenses (including, without limitation,

      legal, auditing, accounting and other related expenses such as preparation of Post-Merger Filings and the Merger Balance Sheet) incurred in connection with this transaction by Merging Entity and Shareholders,

      or any of them, shall be the sole responsibility of Merging Entity or

      Shareholders (depending upon the nature of the expense), and all expenses incurred by Parent in connection with this transaction shall be the sole responsibility of Parent.

           11.  DEFAULT


                       .

           11.1


                Default by Shareholders or Merging Entity.  Except as otherwise expressly provided in this Agreement, if Shareholders or Merging Entity,

      or any of them, shall fail to perform or comply with any covenant,

      agreement or condition contained in this Agreement that is required to be performed or complied with by Shareholders or Merging Entity on or prior to the Closing Date, then Parent shall have the option to seek specific performance of this Agreement or to sue such
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 51  of  59
      defaulting party for damages.  If Parent elects to sue for specific performance, Shareholders and Merging Entity expressly waive any claim or defense that Parent has an adequate remedy at law.



          11.2 Default by Parent.

      Except as otherwise expressly provided in this Agreement, if Parent shall fail to perform or comply with any covenant, agreement or

      condition contained in this Agreement that is required to be performed or complied with by Parent on or prior to the Closing Date, then

      Shareholders and Merging Entity, at the unanimous option of Shareholders and Merging Entity, may seek specific performance of this Agreement or may elect to sue for damages.  If Shareholders and Merging Entity elect to sue for specific performance, Parent expressly waives any claim or defense that Shareholders and Merging Entity have an adequate remedy at law.

           12.  NOTICES


                       .  All notices or other communications permitted or

      required to be given hereunder by any party to any other party shall be in writing and shall be delivered personally or by telecopier, telex or other similar communication or sent by registered or certified mail,

      postage prepaid:

           (a)  If to Shareholders or Merging Entity:


                John E. Hunt, Jr.
                9089 Centerville Road
                Tallahassee, Florida 32308

                Scott P. Hunt
                8031 Evening Star Lane
                Tallahassee, Florida 32312

                Richard T. Hunt
                2742 Shiloh Way, E.
                Tallahassee, Florida 32308

      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 52  of  59
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                P. Daniel Condon
                5431 Lawton Court
                Tallahassee, Florida 32311

                David J. Jilk
                1306 Lawndale Road
                Tallahassee, Florida 32311

                With copy to:

                John C. Cooper, Esquire
                COOPER, COPPINS & MONROE
                1319 Thomaswood Drive
                Tallahassee, Florida 32317

           (b)  If to Parent or HRH Merger Subsidiary:

                Mr. Andrew L. Rogal, President
                HILB, ROGAL AND HAMILTON COMPANY
                4235 Innslake Drive
                Post Office Box 1220
                Glen Allen, Virginia  23060-1220
                With copy to:

                Walter L. Smith, Esquire
                HILB, ROGAL AND HAMILTON COMPANY
                4235 Innslake Drive
                Post Office Box 1220
                Glen Allen, Virginia  23060-1220

           Notices delivered personally or by telecopier, telex or other similar communication shall be effective when delivered.  Notices forwarded by registered or certified mail shall be deemed effective when received or in any event not later than ten (10) days after deposit in the mails, postage prepaid.  Any party wishing to change any above named person or address may do so by complying with the notice provisions of this Section.

           13.  EXTENSION OF TIME AND WAIVER


                                            .

                (a)  Time is of the essence with respect to this Agreement.

      However, the parties hereto may, by mutual agreement in writing, extend


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 53  of  59
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      the time for the performance of any of the obligations of the parties hereto.

                (b)  Each party for whose benefit a representation, warranty,

      covenant, agreement or condition is intended may, in writing:  (i) waive any inaccuracies in the warranties and representations contained in this

      Agreement; and (ii) waive compliance with any of the covenants,

      agreements or conditions contained herein and so waive performance of any of the obligations of the other parties hereto, and any default hereunder; provided, however, that any such waiver shall not affect or impair the waiving party's rights in respect to any other representation,

      warranty, covenant, agreement or condition or any default with respect thereto.





           14.  CALCULATION OF HRH STOCK TO BE DELIVERED AND OTHER ADJUSTMENTS


                                                                              .

           14.1


                Maximum Amount of HRH Stock to be Delivered.  The purchase price (the _Purchase Price_) for the Common Stock will be $4,725,000,

      before application of the Adjustment Amounts, payable as follows:  (i)

      $1,000,000 of HRH Stock at Closing; (ii) $745,000 of HRH Stock, less the

      Year 1 Purchase Adjustment, if any, fourteen (14) months after Closing

      (December 1, 1999); (iii) $745,000 of HRH Stock, less the Year 2 Purchase

      Adjustment, if any, twenty-six (26) months after Closing (December 1,

      2000); (iv) $745,000 of HRH Stock, less the Year 3 Purchase Adjustment,

      if any,  thirty-eight (38) months after Closing (December 1, 2001); (v)

      $745,000 of HRH Stock, less the Year 4 Purchase Adjustment, if any, fifty

      (50) months after Closing (December 1, 2002); and (vi) $745,000 of HRH
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 54  of  59
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      Stock, less the Year 5 Purchase Adjustment, if any, sixty-two (62) months after Closing (December 1, 2003).  Payments of the Purchase Price are

      subject to the right of Buyer to assert set-off in addition to any reduction arising as a result of the Adjustment Amounts.  Further,

      Purchase Price does not include the aggregate sum of $1,400,000 being paid to Shareholders pursuant to the Employment Agreements as additional compensation for restrictive covenants therein.

           14.2 Definitions


                           .  _Year 1_ shall mean the period October 1, 1998,

      through September 30, 1999.  _Year 2_ shall mean the period October 1,

      1999, through September 30, 2000.  _Year 3_ shall mean the period October

      1, 2000, through September 30, 2001.  _Year 4_ shall mean the period

      October 1, 2001, through September 30, 2002.  _Year 5_ shall mean the period October 1, 2002, through September 30, 2003.


           _Agency Profit_ shall mean the consolidated net profit of the

      Surviving Corporation during Year 1, Year 2, Year 3, Year 4 or Year 5,

      determined in accordance with the GAAP Policy, before any provision for federal or state income taxes and before any provision of amortization of intangibles of the Surviving Corporation, but after a special overhead charge by the Buyer to the Seller for indirect costs borne by Buyer, such as general insurance, professional fees and other corporate costs as set forth in this subsection.  The annual overhead charge shall be $120,000,

      regardless of the actual costs incurred therefor.  Buyer shall cause the

      Agency Profit to be determined and the amount thereof communicated to

      Shareholders, as soon as is reasonably practicable after each of Year 1,



      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 55  of  59
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      Year 2, Year 3, Year 4 and Year 5 and, in all events, within sixty-two

      (62) days after each such year (_Annual Income Statement_).


           _Target Profit_ shall mean that amount of Year 1 Agency Profit, Year

      2 Agency Profit, Year 3 Agency Profit, Year 4 Agency Profit and Year 5

      Agency Profit which would eliminate any Year 1 Purchase Adjustment, Year

      2 Purchase Adjustment, Year 3 Purchase Adjustment, Year 4 Purchase

      Adjustment and Year 5 Purchase Adjustment, respectively, which for each such Year is as follows:

                Year 1         $  875,000
                Year 2         $1,000,000
                Year 3         $1,150,000
                Year 4         $1,325,000
                Year 5         $1,525,000


           14.3 Determination of Annual Income Statements.  If within thirty days following delivery of an Annual Income Statement, Shareholders have not given Parent notice of its objection to such Annual Income Statements

      (such notice must contain a statement of the basis of Shareholders'

      objections), then the Agency Profit reflected in the Annual Income

      Statement will be used in computing the Year 1, Year 2, Year 3, Year 4 or

      Year 5 Purchase Adjustment. If Shareholders give such notice of objection and the items in dispute cannot be resolved by agreement between

      Shareholders and Parent within sixty (60) days, then the issues in dispute will be submitted to a mutually agreed _Big Six_ firm of certified public accountants not used by Merging Entity or Parent (the

      _Accountants_), for resolution. If issues in dispute are submitted to the

      Accountants for resolution, (i) each party will furnish to the

      Accountants such workpapers and other documents and information relating
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 56  of  59
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      to the disputed issues as the Accountants may request and are available to that party, and will be afforded the opportunity to present to the

      Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the

      Accountants, as set forth in a notice delivered to both parties by the

      Accountants, will be binding and conclusive on the parties; and (iii)

      Parent and Shareholders will each bear 50% of the fees of the Accountants for such determination.

           14.4


                Value of HRH Stock.  HRH Stock shall be valued by taking the average of the New York Stock Exchange closing price for the previous 10 trading days from that trading date which is two weeks prior to the due date.  For example, since the New York Stock Exchange was closed on

      September 7, 1998, and the HRH Stock is to be delivered on October 1,

      1998, the average closing price of Parent's common stock for the period

      September 3, 1998, through September 17, 1998, shall establish the value

      (with such value for the Closing being referred to hereafter as _Closing

      Stock Value_).





           14.5.


                     Purchase Adjustment.

                (a)  The Year 1 Purchase Adjustment shall be zero ($0) for Year

      1 Agency Profit of $875,000 or more.  If Year 1 Agency Profit is less than $875,000, the Year 1 Purchase Adjustment shall be equal to the lesser of (i) $525,000; or (ii) three times the remainder when Year 1

      Agency Profit is subtracted from Target Profit.  For example, if Target

      Profit less Year 1 Agency Profit equals $100,000, the fourteen month
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 57  of  59
      payment of HRH Stock would be reduced in the aggregate by $300,000 down to the aggregate value of $445,000.  If the Target Profit less Year 1

      Agency Profit equals or exceeds $175,000, the fourteen month payment of

      HRH Stock would be reduced in the aggregate by the maximum amount of

      $525,000 down to the minimum amount of $220,000.

                (b)  The Year 2 Purchase Adjustment shall be zero ($0) for Year

      2 Agency Profit of $1,000,000 or more.  If Year 2 Agency Profit is less than $1,000,000, the Year 2 Purchase Adjustment shall be equal to the lesser of (i) $525,000; or (ii) 1.75 times the remainder when Year 2

      Agency Profit is subtracted from Target Profit.  For example, if Target

      Profit less Year 2 Agency Profit equals $100,000, the twenty-six month payment of HRH Stock would be reduced in the aggregate by $175,000 down to the amount of $570,000.  If the Target Profit less Year 2 Agency

      Profit equals or exceeds $300,000, the twenty-six month payment of HRH

      Stock would be reduced in the aggregate by the maximum amount of $525,000 down to the minimum amount of $220,000.

                (c)  The Year 3 Purchase Adjustment shall be zero ($0) for Year

      3 Agency Profit of $1,150,000 or more.  If Year 3 Agency Profit is less than $1,150,000, the Year 3 Purchase Adjustment shall be equal to the lesser of (i) $525,000; or (ii) 1.18 times the remainder when Year 3

      Agency Profit is subtracted from Target Profit.  For example, if Target

      Profit less Year 3 Agency Profit equals $100,000, the thirty-eight month payment of HRH Stock would be reduced in the aggregate by $118,000 down to the amount of $627,000.  If the Target Profit less Year 3 Agency

      Profit equals or exceeds $449,915, the thirty-eight month payment of HRH


      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 58  of  59

      Stock would be reduced in the aggregate by the maximum amount of $525,000 down to the minimum amount of $220,000.

                (d)  The Year 4 Purchase Adjustment shall be zero ($0) for Year

      4 Agency Profit of $1,325,000 or more.  If Year 4 Agency Profit is less than $1,325,000, the Year 4 Purchase Adjustment shall be equal to the lesser of (i) $525,000; or (ii) 0.85 times the remainder when Year 4

      Agency Profit is subtracted from Target Profit.  For example, if Target

      Profit less Year 4 Agency Profit equals $100,000, the fiftieth month payment of HRH Stock would be reduced in the aggregate by $85,000 down to the amount of $660,000.  If the Target Profit less Year 4 Agency Profit equals or exceeds $617,647, the fiftieth month payment of HRH Stock would be reduced in the aggregate by the maximum amount of $525,000 down to the minimum amount of $220,000.

                (e)  The Year 5 Purchase Adjustment shall be zero ($0) for Year

      5 Agency Profit of $1,525,000 or more.  If Year 5 Agency Profit is less than $1,525,000, the Year 5 Purchase Adjustment shall be equal to the lesser of (i) $525,000; or (ii) 0.60 times the remainder when Year 5

      Agency Profit is subtracted from Target Profit.  For example, if Target

      Profit less Year 5 Agency Profit equals $100,000, the sixty-second month payment of HRH Stock would be reduced in the aggregate by $60,000 down to the amount of $685,000.  If the Target Profit less Year 5 Agency Profit equals or exceeds $875,000, the sixty-second month payment of HRH Stock would be reduced in the aggregate by the maximum amount of $525,000 down to the minimum amount of $220,000.




      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 59  of  59

           14.6 Adjustment Based on Merger Balance Sheet


                                                        .

                (a)


                     Determination of Merger Balance Sheet.  For purposes

      hereof, "Merger Balance Sheet" means an unaudited balance sheet of

      Merging Entity, as of the close of business on September 30, 1998,

      computed under Parent's GAAP Policy referenced in Section 2.7 hereof and in accordance with Section 2.27 hereof and after having reconciled any differences between the tax and financial accounting so that Surviving

      Corporation shall not be responsible for any liabilities unless and to the extent the same are reflected on the Merger Balance Sheet.  The

      Merger Balance Sheet shall be deemed accepted by Parent if no objections thereto are made within fifteen (15) days of delivery.  If Parent objects to the Merger Balance Sheet within fifteen (15) days of delivery, then the parties shall have fifteen (15) days to resolve any objections of

      Parent to the Merger Balance Sheet.  If the parties are unable to resolve such differences, the procedure set forth in Section 14.2 shall be used.



                Notwithstanding anything in the foregoing to the contrary, if the Merger Balance Sheet is not submitted within seventy-five (75) days after the Effective Date, then Parent shall submit a Merger Balance Sheet within fifteen (15) days thereafter which shall be final, conclusive and binding on all parties hereto, and not subject to any of the arbitration provisions described above.

                (b)  Tangible Net Worth


                                       .  The term "Tangible Net Worth" means

      the remainder arrived at from the Merger Balance Sheet when total liabilities are subtracted from total assets, and intangible assets other than cash, cash equivalents and net receivables are then subtracted from
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 60  of  59
      that remainder (total assets - total liabilities - intangible assets other than cash, cash equivalents and net receivables).

                (c)


                     Adjustment.  The number of shares to be delivered by

      Parent to Shareholders pursuant to Section 1.4 shall be adjusted as follows:

                     (i)  If Tangible Net Worth exceeds $175,000 (with such

      excess being referred to as "Excess Tangible Net Worth"), then the number of shares shall be increased by the number of shares determined by dividing Excess Tangible Net Worth by the Closing Stock Value; and

                     (ii) If Tangible Net Worth is less than $175,000 (with

      such shortfall being referred to as "Insufficient Tangible Net Worth"),

      then the number of shares shall be decreased by the number of shares determined by dividing Insufficient Tangible Net Worth by the Closing

      Stock Value.

           In the event of an increase in the number of shares of common stock of Parent to be issued to Shareholders, such additional shares shall not be issued until September 30, 1999, with the intent being to apply such positive amount to the resolution of the litigation disclosed on Schedule

      2.22.  Once such resolution has occurred and a positive number remains,

      Parent shall promptly issue to Shareholders the remaining number of shares of Parent common stock in the same proportion as set forth in

      Section 1.4(a).  In other words, Excess Net Worth shall be kept open until September 30, 1999 as a reserve account for deductibles and costs arising out of the litigation disclosed in Schedule 2.22.  In the event of a decrease in the number of shares of common stock of Parent, such shares shall be assigned, promptly after determination of such number, to
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 61  of  59

      Parent from the Shareholders in the same proportions as set forth in

      Section 1.4(a).  The value of any shares of HRH Stock to be issued or returned pursuant to this Agreement shall be adjusted to reflect the occurrence after the Effective Date of any of the events specified in

      Section 1.4(c).

           15.


                MISCELLANEOUS PROVISIONS.

           15.1 Counterparts


                            .  Any number of counterparts of this Agreement may

      be signed and delivered, each of which shall be considered the original and all of which, together, shall constitute one and the same instrument.



           15.2 Governing Law


                             .  EXCEPT FOR THE MERGER OF HRH MERGER SUBSIDIARY

      INTO MERGING ENTITY, WHICH SHALL BE GOVERNED BY FLORIDA LAW, THIS

      AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS

      OF THE COMMONWEALTH OF VIRGINIA.

           15.3 Entire Agreement


                                .  This Agreement constitutes the entire

      Agreement and understanding between the parties hereto with respect to the transactions contemplated hereby, expressly superseding all prior

      Agreements and understandings, whether oral or written, and no change,

      modification, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless reduced to writing and signed by the party or parties against whom enforcement is sought.

           15.4


                Section Headings.  The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.




      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 62  of  59

           15.5 No Assignment


                             .  Neither this Agreement, nor any rights or

      liabilities hereunder, may be assigned by any party without the prior written consent of all of the other parties.

           15.6 Survival


                        .  Notwithstanding anything in the foregoing to the

      contrary, any rights which Shareholders or Parent may have at law or in equity against the other for a misstatement or omission by such party which should have been made, corrected or disclosed by such party, at or prior to the Effective Date, shall survive for the applicable period provided by law or equity for the remedy of such act or omission.

           15.7 Schedules


                         .  Schedules referenced in this Agreement are an

      integral part of this Agreement and are to be deemed a part of this

      Agreement whether attached hereto on execution of this Agreement or anytime thereafter.

           15.8


                Parent Policy on Post-Acquisition Cash Held by Surviving




      Corporation.  Merging Entity and Shareholders acknowledge that they have been informed of the policy of Parent not to allow cash and cash equivalents in excess of what Parent believes to be the appropriate amount of working capital for any of its operating offices to remain in an interest-earning account for the benefit of that office.  As such,

      Merging Entity and Shareholders acknowledge that Parent will cause any such excessive amounts of cash and equivalents to be dividended to

      Parent, that such dividends would reduce interest earnings attributable to Surviving Corporation after the Effective Date, and that Parent has the right to declare such dividends.

           15.9


                Subsequent Acquisitions.  Merging Entity and Shareholders

      acknowledge that a later acquisition by Surviving Corporation of another
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 63  of  59
      insurance agency could affect the determination of subsequent year profitability and agree to cooperate with Parent in making any adjustments as necessary to this Agreement and any ancillary agreements to carry out their intent.

           15.10


                     Nonsolicitation Covenant.  Each of the Shareholders, by

      signature hereto, covenants that he shall not for a period of three (3)

      years after the Effective Date, directly or indirectly, except on behalf of Surviving Corporation, its successors or assigns, solicit or accept risk management, insurance or bond business from any of the customers of

      Merging Entity as of the moment immediately preceding the Effective Date.

       Each of the Shareholders, by signature hereto, acknowledges: (i) that this covenant is ancillary to this Merger Agreement, is integral hereto and is independent of any other provision herein, (ii) that this covenant is reasonably necessary for the protection of Surviving Corporation's legitimate business interests; (iii) that this covenant poses no undue hardship on the Shareholders and is reasonably limited as to duration and scope; and (iv) that this covenant is in addition to any covenants which

      Shareholders may make in any employment or other agreements executed or to be executed with Surviving Corporation.  Further, if any part of this covenant is deemed overbroad or void as against public policy, each of the Shareholders, by signature hereto, acknowledges that such invalid portions shall be severable from this covenant and specifically requests that, upon such event, this covenant be reformed ("blue-pencilled") to permit Surviving Corporation to obtain the maximum permissible benefit from this covenant.


      _________________________________________________________________________
      ______________________
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





           15.11     Acceptance


                               .  The binding date of acceptance of this

      Agreement shall be the Date on which the last of the parties executes the same.
















      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 65  of  59

           EXECUTED by Shareholders and Merging Entity at Tallahassee, Florida,

      this _______ day of September, 1998.

                                         SHAREHOLDERS:

                                         ______________________________________

                                         John E. Hunt, Jr.

                                         ______________________________________

                                         Scott P. Hunt

                                         ______________________________________

                                         Richard T. Hunt

                                         ______________________________________

                                         David J. Jilk

                                        ______________________________________

                                         P. Daniel Condon


                                         MERGING ENTITY:

                                         HUNT INSURANCE GROUP, INC.

                                         By_______________________________

                                         _________________________________, its

                                         _________________________________


            EXECUTED by Parent at Glen Allen, Virginia, this ______ day of September, 1998.


                                         HILB, ROGAL AND HAMILTON COMPANY

                                         By____________________________________
      __

      ___________________________________, its

      ___________________________________
      _________________________________________________________________________
      ______________________
      Hunt Insurance Group Merger _ Draft 2                Page 66  of  59
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